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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
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      Date of Report (Date of earliest event reported): February 22, 2007

                                VOYAGER PETROLEUM, INC.
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             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

           0-32737                                       88-049002272
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   (Commission File Number)                    (IRS Employer Identification No.)

                   16 East Hinsdale Avenue, Hinsdale, IL 60521
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               Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (630) 325-7130




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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES
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On January 22, 2007, Voyager Petroleum, Inc. issued 1,250,000 shares of restricted common stock to an unaffiliated third party at $0.04 per share totaling $50,000 pursuant to a securities purchase agreement at a 33% discount to the closing bid price of the previous trading day.

On January 31, 2007, Voyager Petroleum, Inc. issued 892,858 shares of restricted common stock to an unaffiliated third party at $0.028 per share totaling $25,000 pursuant to a securities purchase agreement based on the closing bid price of the same date.

On February 6, 2007, Voyager Petroleum, Inc. issued 1,500,000 shares of restricted common stock as partial compensation to an unaffiliated third party for consulting services pursuant to a consulting contract valued at $67,500 based on the closing bid price of $0.027 for the trading day preceding the due date of payment.

On February 22, 2007, Voyager Petroleum, Inc. issued 3,861,000 shares of restricted common stock to an unaffiliated third party at $0.028 per share totaling $108,108 pursuant to a securities purchase agreement at a 30% discount to the closing bid price of the previous trading day.

On February 22, 2007, Voyager Petroleum, Inc. issued 1,750,000 shares of restricted common stock to an unaffiliated third party at $0.028 per share totaling $49,000 pursuant to a securities purchase agreement at a 30% discount to the closing bid price of the previous trading day. Warrants to purchase 1,402,750 shares of common stock at an exercise price of $0.18 per share were issued as part of the same transaction. The warrants are exercisable for five years from the date of issuance.

The above shares were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act, as amended.

As of February 28, 2007, there are 85,093,248 shares of common stock issued and outstanding and 1,000,000 shares of preferred stock issued and outstanding.









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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 28, 2007

                                     VOYAGER PETROLEUM, INC.

                                   By: /s/ Sebastien C. DuFort
                                   ---------------------------
                                    President